Exhibit 99.1


                 [LETTERHEAD OF WATTS WATER TECHNOLOGIES,INC.]


FOR IMMEDIATE RELEASE               Contact: William C. McCartney
                                             Chief Financial Officer

                                             Telephone:       (978) 688-1811
                                             Fax:             (978) 688-2976

           WATTS WATER TECHNOLOGIES REPORTS FIRST QUARTER 2004 RESULTS

      North Andover, MA...May 4, 2004. Watts Water Technologies, Inc. (NYSE:
WTS) today announced results for the first quarter ended March 28, 2004. For the first quarter of 2004, sales were $190,646,000, an increase of $24,954,000, or 15%, compared to the first quarter ended March 30, 2003. Net income for the first quarter of 2004, was $11,001,000, which includes a net loss from discontinued operations of $23,000. Income from continuing operations increased $2,088,000, or 23%, for the first quarter of 2004, to $11,024,000, or $0.34 per share, compared to income from continuing operations for the first quarter of 2003 of $8,936,000, or $0.33 per share. For the first quarter of 2004 earnings per share were $0.34 per share, which includes an increase of approximately 17% in outstanding shares resulting from the Company's Class A Common Stock offering in December 2003.

      Excluding costs incurred in both periods as a result of our manufacturing restructuring plan, income from continuing operations increased $2,535,000, or 28%, to $11,748,000, or $0.36 per share, for the first quarter of 2004 compared to $9,213,000, or $0.34 per share, for the first quarter of 2003. Please refer to Table 1 included at the end of this press release for a reconciliation of reported income from continuing operations to adjusted income from continuing operations.

      Patrick S. O'Keefe, Chief Executive Officer, commented, "We are pleased with both our North American and European results for the first quarter of 2004. Our overall increase in sales was achieved by the change in foreign exchange rates, the contribution from acquired companies and internal growth. The change in foreign exchange rates for the first quarter of 2004 increased our sales by $8,820,000 over the first quarter of 2003, due primarily to the strengthening of the euro versus the U.S. dollar. Our acquisitions contributed $6,023,000 of sales for the first quarter of 2004, compared to the first quarter of 2003, attributable to the acquisitions of Flowmatic Systems, Inc., Martin Orgee UK Ltd and Giuliani Anello S.r.l. Our internal growth rate contributed $5,474,000 of increased sales in the first quarter of 2004, compared to the first quarter of 2003. Additionally, due to the adoption of Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities-Revised" (FIN 46R) we recorded $4,637,000 of revenue in the first quarter of 2004 as a result of the consolidation of our minority owned subsidiary, Jameco International LLC."

      Mr. O'Keefe continued, "Our North American segment had an increase in sales for the first quarter of 2004 of 11% to $125,620,000 compared to $112,955,000 for the first quarter of 2003. This increase in North American sales was due to the inclusion of $4,637,000 in sales resulting from the consolidation of Jameco International LLC, internal sales growth of $3,657,000, the inclusion of sales from the acquisition of Flowmatic Systems, Inc., acquired on January 5, 2004, of $3,422,000, and $949,000 due to favorable foreign exchange rates associated with the strengthening of the Canadian dollar versus the U.S. dollar."

      Mr. O'Keefe continued, "The internal sales growth in the North American wholesale market increased by 6%. This increase was led by increased sales of backflow prevention units, predominately due to customer demand for our Hunter backflow line. We also saw increased sales of our plumbing and under-floor radiant heating product lines. Our sales into the North American home improvement retail market declined by 1% for the first quarter of 2004 from the first quarter of 2003. The first quarter of 2003 was a strong quarter for North American retail sales, impacted by an increase of approximately 50% over the first quarter of 2002 in our Watts Brass and Tubular products. We believe we will be able to post high single digit gains in the North American retail market for the full fiscal year."

      Mr. O'Keefe continued, "We derived 32% of our total sales for the first quarter of 2004 from Europe compared to 29% for the first quarter of 2003. Sales in Europe for the first quarter of 2004 increased $11,364,000, or 23%, compared to the first quarter of 2003. This increase is due to the favorable foreign exchange rates associated with the strengthening of the euro versus the U.S. dollar, which accounted for $7,871,000, the inclusion of the sales from acquisitions consummated during 2003 of $2,600,000 and internal sales growth of $893,000. The internal sales growth is attributable to continued strength in the European OEM markets which has been partially offset by a soft wholesale market. On April 18, 2003 we acquired Martin Orgee U.K. Ltd. located in Kidderminster, West Midlands, United Kingdom, and on July 30, 2003, we acquired Giuliani Anello S.r.l. located in Bologna, Italy. The appreciation of the euro also had a positive impact on income of $0.02 per share for the first quarter of 2004."

      Mr. O'Keefe continued, "As previously announced, we are committed to significantly lowering our product cost and in that respect we have consolidated several of our manufacturing plants in North American and Europe. We have expanded our manufacturing capacity in Tunisia and Bulgaria and continue to expand in China, all of which have lower cost manufacturing. For the first quarter of 2004 we recorded a pre-tax charge of approximately $1,177,000 in cost of goods sold for accelerated depreciation for both the expected closure of a U.S. manufacturing plant and a reduction in the estimated useful lives of certain manufacturing equipment, both part of our cost reduction program.

      On January 5, 2004, the Company acquired substantially all of the assets of Flowmatic Systems, Inc. located in Dunnellon, Florida, for approximately $16,700,000 in cash. Flowmatic designs and distributes high quality reverse osmosis components and filtration equipment. Their product lines includes stainless steel and plastic housings, filter cartridges, storage tanks, control valves, as well as complete reverse osmosis systems for residential and commercial applications.

      On April 16, 2004, the Company acquired 90% of the stock of TEAM Precision Pipe Work, Ltd., located in Ammanford, West Wales, United Kingdom for approximately $17,000,000 subject to final adjustments, if any, as stipulated in the purchase and sale agreement. TEAM custom designs and manufactures manipulated pipe and hose tubing assemblies, which are utilized in the heating ventilation and air conditioning markets. TEAM is a supplier to major original equipment manufacturers of air conditioning systems and several of the major European automotive air conditioning manufacturers

      Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss first quarter results for 2004 on Wednesday, May 5, 2004, at 3:00 p.m. Eastern Time. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until May 5, 2005.

      To supplement our unaudited consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, we sometimes use non-GAAP measures of net income, net income per share, income from continuing operations or income from continuing operations per share, and net cash provided by continuing operations that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The non-GAAP results, which are adjusted to exclude certain costs, expenses, gains and losses from the comparable GAAP measures, are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating our financial performance as well as for forecasting future periods. For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or income per share prepared in accordance with GAAP.

      This Press Release includes statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Water Technologies' current views about future results of operations and other forward-looking information. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should not rely on forward-looking statements because Watts' actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the following: loss of market share through competition, introduction of competing products by other companies, pressure on prices from competitors, suppliers, and/or customers, failure to expand our markets through acquisitions, failure or delay in developing new products, lack of acceptance of new products, failure to manufacture products that meet required performance and safety standards, foreign exchange rate fluctuations, cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products, reductions in the supply of raw materials, increases in the prices of raw materials, economic factors, such as the levels of housing starts and remodeling, impacting the markets where the Company's products are sold, manufactured, or marketed, environmental compliance costs, product liability risks, the results and timing of the Company's manufacturing restructuring plan, changes in the status of current litigation, including the James Jones case, and other risks and uncertainties discussed under the heading "Certain Factors Affecting Future Results" in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission. Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release.

      Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share information)
                                   (Unaudited)

                                                           First Quarter Ended
                                                         March 28,     March 30,
                                                           2004          2003
                                                         ---------    ----------
STATEMENTS OF INCOME

Net sales                                                $ 190,646    $ 165,692

Income from continuing operations                        $  11,024    $   8,936
Loss from discontinued operations                              (23)      (2,326)
                                                         ---------    ---------
Net income                                               $  11,001    $   6,610
                                                         =========    =========

DILUTED EARNINGS PER SHARE

Weighted Average Number of
Common Shares & Equivalents                                 32,549       27,264

Earnings per Share:
     Continuing operations                               $    0.34    $    0.33
     Discontinued operations                                    --        (0.09)
                                                         ---------    ---------
     Net income                                          $    0.34    $    0.24
                                                         =========    =========

Cash dividends per share                                 $    0.07    $    0.06

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                (Amounts in thousands, except share information)
                                  (Unaudited)

                                                                               March 28,  December 31,
                                                                                 2004        2003
                                                                              ---------    ---------
ASSETS

CURRENT ASSETS:
     Cash and cash equivalents ............................................   $ 120,552    $ 149,361
     Trade accounts receivable, less allowance for doubtful accounts of
        $7,988 at March 28, 2004 and $7,772 at December 31, 2003 ..........     153,884      136,064
     Inventories, net:
        Raw materials .....................................................      43,595       41,998
        Work in process ...................................................      24,142       24,348
        Finished goods ....................................................     105,469       90,253
                                                                              ---------    ---------
           Total Inventories ..............................................     173,206      156,599
     Prepaid expenses and other assets ....................................      13,818        8,500
     Deferred income taxes ................................................      23,320       23,552
     Assets held for sale .................................................       1,872        1,938
     Assets of discontinued operations ....................................       4,050        4,460
                                                                              ---------    ---------
        Total Current Assets ..............................................     490,702      480,474
                                                                              ---------    ---------
PROPERTY, PLANT AND EQUIPMENT:
     Property, plant and equipment, at cost ...............................     289,306      284,250
     Accumulated depreciation .............................................    (145,694)    (138,539)
                                                                              ---------    ---------
        Property, plant and equipment, net ................................     143,612      145,711
                                                                              ---------    ---------
OTHER ASSETS:
     Goodwill .............................................................     188,870      184,901
     Other ................................................................      31,928       27,557
                                                                              ---------    ---------
TOTAL ASSETS ..............................................................   $ 855,112    $ 838,643
                                                                              =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable .....................................................   $  75,914    $  74,068
     Accrued expenses and other liabilities ...............................      63,210       55,252
     Accrued compensation and benefits ....................................      16,976       18,466
     Current portion of long-term debt ....................................      60,640       13,251
     Liabilities of discontinued operations ...............................      11,771       11,302
                                                                              ---------    ---------
        Total Current Liabilities .........................................     228,511      172,339
                                                                              ---------    ---------
LONG-TERM DEBT, NET OF CURRENT PORTION ....................................     135,073      179,061
DEFERRED INCOME TAXES .....................................................      15,384       15,978
OTHER NONCURRENT LIABILITIES ..............................................      24,720       25,588
MINORITY INTEREST .........................................................       9,461        9,286

STOCKHOLDERS' EQUITY:
     Preferred Stock, $.10 par value; 5,000,000 shares authorized;
        no shares issued or outstanding ...................................          --           --
     Class A Common Stock, $.10 par value; 80,000,000 shares authorized;
        1 vote per share; issued and outstanding: 24,789,410 shares at
        March 28, 2004 and 24,459,121 shares at December 31, 2003 .........       2,479        2,446
     Class B Common Stock, $.10 par value; 25,000,000 shares authorized;
        10 votes per share; issued and outstanding: 7,471,700 shares at
        March 28, 2004 and 7,605,224 shares at December 31, 2003 ..........         747          761
     Additional paid-in capital ...........................................     135,603      132,983
     Retained earnings ....................................................     295,123      286,396
     Accumulated other comprehensive income ...............................       8,011       13,805
                                                                              ---------    ---------
        Total Stockholders' Equity ........................................     441,963      436,391
                                                                              ---------    ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ................................   $ 855,112    $ 838,643
                                                                              =========    =========

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share information)
                                   (Unaudited)

                                                                        First Quarter Ended
                                                                       March 28,    March 30,
                                                                         2004         2003
                                                                       ---------    ---------
Net sales ..........................................................   $ 190,646    $ 165,692
Cost of goods sold .................................................     124,831      109,928
                                                                       ---------    ---------
     GROSS PROFIT ..................................................      65,815       55,764
Selling, general & administrative expenses .........................      45,981       39,854
                                                                       ---------    ---------
     OPERATING INCOME ..............................................      19,834       15,910
                                                                       ---------    ---------
Other (income) expense:
     Interest income ...............................................        (282)        (115)
     Interest expense ..............................................       2,569        2,084
     Minority interest .............................................         223          (21)
     Other .........................................................        (248)         (62)
                                                                       ---------    ---------
                                                                           2,262        1,886
                                                                       ---------    ---------
      INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES ........      17,572       14,024
Provision for income taxes .........................................       6,548        5,088
                                                                       ---------    ---------
     INCOME  FROM CONTINUING OPERATIONS ............................      11,024        8,936
Loss from discontinued operations, net of taxes of $14 and $1,455 ..         (23)      (2,326)
                                                                       ---------    ---------
     NET INCOME ....................................................   $  11,001    $   6,610
                                                                       =========    =========
BASIC EPS
Income (loss) per share:
     Continuing operations .........................................   $    0.34    $    0.33
     Discontinued operations .......................................          --        (0.09)
                                                                       ---------    ---------
     NET INCOME ....................................................   $    0.34    $    0.24
                                                                       =========    =========
Weighted average number of shares ..................................      32,136       27,065
                                                                       =========    =========
DILUTED EPS Income (loss) per share:
     Continuing operations .........................................   $    0.34    $    0.33
     Discontinued operations .......................................          --        (0.09)
                                                                       ---------    ---------
     NET INCOME ....................................................   $    0.34    $    0.24
                                                                       =========    =========
Weighted average number of shares ..................................      32,549       27,264
                                                                       =========    =========
      Dividends per share ..........................................   $    0.07    $    0.06
                                                                       =========    =========

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                                     TABLE 1
          RECONCILIATION OF REPORTED INCOME FROM CONTINUING OPERATIONS
                  TO ADJUSTED INCOME FROM CONTINUING OPERATIONS
              (Amounts in thousands, except per share information)
                                   (Unaudited)

                                                               First Quarter Ended
                                                             March 28,      March 30,
                                                               2004           2003
                                                            ----------     ----------
Income from continuing operations                           $   11,024     $    8,936
   Add back: cost of restructuring and related charges             724            277
                                                            ----------     ----------
Adjusted income from continuing operations                  $   11,748     $    9,213
                                                            ==========     ==========
Diluted earnings per share
Continuing operations                                       $     0.34     $     0.33
   Add back: cost of restructuring and related charges            0.02           0.01
                                                            ----------     ----------
Adjusted income from continuing operations                  $     0.36     $     0.34
                                                            ==========     ==========